UNANIMOUS CONSENT OF
THE BOARD OF TRUSTEES OF FEDERATED EQUITY FUNDS,

THE BOARD OF DIRECTORS OF FEDERATED TOTAL RETURN SERIES, INC.,

THE BOARD OF TRUSTEES OF FEDERATED U.S. GOVERNMENT SECURITIES FUND: 1-3 YEARS

AND

THE BOARD OF TRUSTEES OF MONEY MARKET OBLIGATIONS TRUST

With respect to:

Federated Strategic Value Dividend Fund,

Federated Capital Appreciation Fund and

Federated Mid Cap Growth Strategies Fund,
each portfolios of Federated Equity Funds,

and

Federated Total Return Bond Fund,

a portfolio of Federated Total Return Series, Inc.,

and

Federated U.S. Government Securities Fund: 1-3 Years,

and

Federated Prime Obligations Fund, and

Federated U.S. Treasury Cash Reserves,

each portfolios of Money Market Obligations Trust,

respectively (the “Acquiring Funds”)

AUTHORIZATION:

The undersigned, being the Board of Trustees of Federated Equity Funds, the Board of Trustees of Federated U.S. Government Securities Fund: 1-3 Years and the Board of Trustees of Money Market Obligations Trust (collectively, the “Board”), in accordance with the laws of the Commonwealth of Massachusetts, and the Declarations of Trust and the Bylaws of Federated Equity Funds, Federated U.S. Government Securities Fund: 1-3 Years, and Money Market Obligations Trust (the “Acquiring Fund Registrants”), and

the undersigned, being the Board of Directors of Federated Total Return Series, Inc. (also, the “Board”), in accordance with Title 2-408, Subsection (c), Corporations and Associations, Annotated Code of Maryland, as amended, and Article II, Section 14 of the Bylaws of Total Return Series, Inc. (also an “Acquiring Fund Registrant”), in each case hereby consent to the adoption of the following resolutions with the same effect as though they had been adopted at a meeting of the Board of the Acquiring Funds:

RESOLVED, that the Board hereby authorizes the Secretary and Assistant Secretaries of the Acquiring Fund Registrants to sign in their place and stead, by power of attorney, the Registration Statement on Form N-14 relating to the proposed reorganization of Performance Strategic Dividend Fund, a portfolio of Performance Funds Trust into Federated Strategic Value Dividend Fund, a portfolio of Federated Equity Funds, Performance Large Cap Equity Fund, a portfolio of Performance Funds Trust into Federated Capital Appreciation Fund, a portfolio of Federated Equity Funds, Performance Leaders Equity Fund, a portfolio of Performance Funds Trust into Federated Mid Cap Growth Strategies Fund, a portfolio of Federated Equity Funds, and Performance Mid Cap Equity Fund, a portfolio of Performance Fund Trust, into Federated Mid Cap Growth Strategies Fund, a portfolio of Federated Equity Funds; Performance Intermediate Term Income Fund, a portfolio of Performance Funds Trust into Federated Total Return Bond Fund, a portfolio of Federated Total Return Series, Inc.; Performance Short Term Government Income Fund, a portfolio of Performance Funds Trust into Federated U.S. Government Securities Fund: 1-3 Years; and Performance Money Market Fund, a portfolio of Performance Funds Trust into Federated Prime Obligations Fund, a portfolio of Money Market Obligations Trust, and Performance U.S. Treasury Money Market Fund, a portfolio of Performance Fund Trust, into Federated U.S. Treasury Cash Reserves, a portfolio of Money Market Obligations Trust, portfolios of the Acquiring Fund Registrants, respectively.

WITNESS the due execution hereof this 13th day of June, 2012.

/s/ John F. Donahue John F. Donahue	/s/ Charles F. Mansfield, Jr. Charles F. Mansfield, Jr.
/s/ Nicholas P. Constantakis Nicholas P. Constantakis	/s/ Peter E. Madden Peter E. Madden
/s/ Nicholas P. Constantakis Nicholas P. Constantakis	/s/ Thomas M. O’Neill Thomas M. O’Neill
/s/ J. Christopher Donahue J. Christopher Donahue	/s/ John S. Walsh John S. Walsh
/s/ Maureen Lally-Green Maureen Lally-Green